Exhibit 10.1
Execution Version
$300,000,000
DIGITAL RIVER, INC.
2.00% CONVERTIBLE SENIOR NOTES DUE 2030
COMMON STOCK, PAR VALUE $0.01
PURCHASE AGREEMENT
October 26, 2010

October 26, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
     As Representatives of the several Initial Purchasers named in Schedule I hereto
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
   One Bryant Park
    New York, NY 10036
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, NY 10036
Ladies and Gentlemen:
     Digital River, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $300,000,000 principal amount of its 2.00% Convertible Senior Notes due 2030 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture dated as of the Closing Date (as defined in Section 4) (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $45,000,000 principal amount of its 2.00% Convertible Senior Notes due 2030 (the “Additional Securities”) if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such 2.00% Convertible Senior Notes due 2030 granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Securities will be convertible into shares of common stock, par value $0.01, of the Company (the “Underlying Securities”).
     The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.
     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the

Underlying Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule III hereto. As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:
     (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum based upon information relating

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to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.
     (b) Except for the Additional Written Offering Communications, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.
     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (d) Each subsidiary of the Company listed on Schedule II hereto has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company listed on Schedule II hereto have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The subsidiaries listed on Schedule II hereto are the only “significant subsidiaries” of the Company as that term is defined in Rule 1-02 of Regulation S-X under the Exchange Act.
     (e) This Agreement has been duly authorized, executed and delivered by the Company.
     (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

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     (g) The shares of the Company’s common stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.
     (h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued. The issuance of such Securities will not be subject to any preemptive or similar rights.
     (i) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
     (j) The Indenture has been duly authorized, and when executed and delivered by the Company on the Closing Date, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement , the Indenture and the Securities will not contravene (i) in any material respect any provision of applicable law, (ii) any provision of the certificate of incorporation or by laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) in any material respect any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement , the Indenture or the Securities, except (1) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities., (2) the notification to The NASDAQ

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Stock Market, Inc. (“NASDAQ”) for the listing of the Underlying Securities or (3) such as have already been obtained.
     (l) There has not occurred any material adverse change, or any development reasonably expected to have a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to prospective purchasers of the Securities.
     (m) The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Memorandum present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby.
     (n) Other than proceedings accurately described in all material respects in the Time of Sale Memorandum, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.
     (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Time of Sale Memorandum and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or

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in the aggregate, have a material adverse effect, or prospective material adverse effect, on the Company and its subsidiaries, taken as a whole.
     (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval required of the Company or its subsidiaries under applicable Environmental Laws and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (r) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.
     (s) Assuming the representations of the Initial Purchasers set forth in Section 7 are true and correct, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
     (t) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

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     (u) Neither the Company nor any of its subsidiaries, nor any director, officer or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and, to the Company’s knowledge, its affiliates have conducted their respective businesses as described in the Time of Sale Memorandum in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (v) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct their respective businesses as described in the Time of Sale Memorandum, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (w) (i) The Company represents that neither the Company nor any of its subsidiaries, nor any director, officer or to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (the, “Sanctions”), nor

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     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) The Company represents and covenants that for the past 5 years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (x) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries) and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (y) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries as described in the Time of

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Sale Memorandum, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Memorandum.
     (z) Except as disclosed in the Time of Sale Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to trademarks, service marks, trade names, copyrights, know-how (including trade secrets and confidential information, systems or procedures) and issued material patents (or pending material patent applications of which the Company or its subsidiaries has knowledge) (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by the Company and its subsidiaries, and except as disclosed in the Time of Sale Memorandum, neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Memorandum, or, to the knowledge of the Company, is threatened; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as

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may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Memorandum.
     (cc) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Time of Sale Memorandum, except where the failure to possess the same would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Memorandum.
     (dd) The Company and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15 of the Exchange Act)sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (ee) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to (i) cause or result in stabilization or manipulation of the price of the Securities or the Underlying Securities to facilitate the sale or resale of the Securities (provided, however, that this paragraph shall not apply to any stabilization activities conducted by the Initial Purchasers, who shall remain solely responsible for such activities), or (ii) violate Regulation M under the Exchange Act.

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     It is acknowledged by the parties that the Company is contemplating repurchasing shares of its Common Stock as further described in the Time of Sale Memorandum.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.25% of the principal amount thereof (the “Purchase Price”)plus accrued interest, if any, to the Closing Date.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $45,000,000 principal amount of Additional Securities at the Purchase Price, plus accrued interest, if any, to the date of payment and delivery. You may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.
     3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.
     4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New

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York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on November 1, 2010, or at such other time on the same or such other date, in any event not later than November 2, 2010, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 9, 2010, as shall be designated in writing by you.
     The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.
     5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act; and
     (ii) there shall not have occurred any change, or any development reasonably expected to have a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a

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whole, from that set forth in the Time of Sale Memorandum as of the date of this Agreement provided to the prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.
     (b) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Representatives shall have received on the Closing Date an opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, outside special counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Representatives at the request of the Company and shall so state therein.
     (d) The Representatives shall have received on the Closing Date an opinion of Kevin Crudden, Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Representatives at the request of the Company and shall so state therein.
     (e) The Representatives shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit C.
     (f) The Representatives shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the

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Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (g) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and the officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (h) At the time of execution of this Agreement, the Representatives shall have received a certificate of Thomas M. Donnelly, Chief Financial Officer of the Company in form and substance satisfactory to the Representatives.
     (i) At the Closing Time, the Representatives shall have received a certificate of Thomas M. Donnelly, Chief Financial Officer of the Company in form and substance satisfactory to the Representatives reaffirming the statements made in the letter furnished pursuant to subsection (h) of this Section as of the date hereof.
     (j) A notification for the listing of the Underlying Securities shall have been submitted to NASDAQ.
     The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.
     6. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
     (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.
     (b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement

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and not to use any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.
     (d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.
     (e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish to the Initial Purchasers, at the Company’s expense for a period of six months following the Closing Date and at the Initial Purchasers’ expense thereafter, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
     (f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United

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States and Canada as you shall reasonably request, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent of service of process in any jurisdiction in which it is not otherwise so qualified or subject.
     (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other cost and expenses incident to the performance

16

of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
     (h) Neither the Company nor its Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.
     (i) Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (j) While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
     (k) During the period of two years after the Closing Date or any Option Closing Date, if later, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (l) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.
     (m) During the period of six months after the Closing Date or any Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

17

     (n) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
     (o) The Company will reserve and keep available at all times, free of pre-emptive rights, shares of common stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its reasonable efforts to cause the Underlying Securities to be listed on NASDAQ.
     The Company also agrees that, without the prior written consent of Representatives on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Memorandum, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement, (b) grants of options, restricted stock, stock appreciation rights, performance shares, restricted stock units or other rights to purchase shares of common stock pursuant to the terms of an equity incentive plan or stock purchase plan of the Company in effect on the date hereof and the issuances by the Company of any shares of common stock pursuant to the exercise of such options or rights, (c) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (d) the issuance by the Company of any shares of common stock pursuant to its obligations with respect to the employer stock funds included in the Company’s 401(k) Plan existing as of the date hereof, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company.
     7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees

18

with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors”.
     (b) The Company agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum and any other agreements or documents relating thereto, including without limitation, the Indenture to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.
     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.
          (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the

19

Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and

20

indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.
          (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by

21

such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount or commissions received by such Initial Purchasers in connection with the Securities purchased by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse such that it, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.
     10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities

22

that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
     If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have

23

so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.
     (b) The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 1 Bryant Park, New York, New York 10036, Telecopy No.: 212-901-7881, Attention: Legal and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, and if to the Company shall be delivered, mailed or sent by facsimile to 9625 W. 76th Street, Suite 150, Eden Prairie, MN 55344, Attention: Chief Financial Officer, Fax: (952) 253-1234.

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Very truly yours, Digital River, Inc.
By:	/s/ Thomas M. Donnelly
	Name:	Thomas M. Donnelly
	Title:	Chief Financial Officer
[Purchase Agreement]

Accepted as of the date hereof
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.
By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Ric Spencer
	Name:	Ric Spencer
	Title:	MD

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Robert Brass
	Name:	Robert Brass
	Title:	Executive Director
[Purchase Agreement]

SCHEDULE I

Principal Amount of
Firm Securities to be
Initial Purchaser	Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$150,000,000
Morgan Stanley & Co. Incorporated	$120,000,000
Piper Jaffray & Co.	$30,000,000
Total:	$300,000,000

I-1

SCHEDULE II
Significant Subsidiaries
BlueHornet Networks, Inc.
Digital River GmbH
Digital River Technology Limited
Digital River Ireland Limited

II-1

SCHEDULE III
Time of Sale Memorandum
1.	Preliminary Memorandum issued October 25, 2010

2.	Pricing Term Sheet dated October 26, 2010

III-1

EXHIBIT A
OPINION OF HOWARD RICE NEMEROVSKI CANADY FALK &
RABKIN, A PROFESSIONAL CORPORATION, OUTSIDE SPECIAL
COUNSEL FOR THE COMPANY
November ___, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
     As Representatives of the Initial Purchasers
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
          Re: Digital River, Inc.
Ladies and Gentlemen:
     You have requested our opinion as special legal counsel to Digital River, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering of up to $300,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2030 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Piper Jaffray & Co., as Representatives of the several Initial Purchasers (the “Initial Purchasers”), pursuant to that certain Purchase Agreement, dated October 26, 2010, between the Company and the Initial Purchasers (the “Agreement”). Except as otherwise specified, all capitalized terms used herein have the same meanings given to them in the Agreement. We are rendering this opinion at the request of the Company pursuant to Section 5(c) of the Agreement.
          In this connection, we have examined original or copies of the following documents, each of which is dated the date hereof (unless otherwise specified):
          1. The Time of Sale Memorandum for the Firm Notes (as defined below) dated October 26, 2010 (the “Time of Sale Memorandum”);

          2. The Final Memorandum for the Firm Notes dated October [26], 2010 (the “Final Memorandum”);
          3. The Agreement;
          4. The Indenture dated as of November 1, 2010 between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Indenture”);
          5. The 2.00% Convertible Senior Notes dated November 1, 2010, issued by the Company in favor of the Initial Purchasers pursuant to the Agreement as of the date hereof (the “Firm Notes”);
          6. The Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on August 14, 1998, as amended by the Certificates of Amendment, filed on September 20, 2000 and May 31, 2006 (the “Charter”);
          7. The Company’s Amended and Restated Bylaws as currently in effect (the “Bylaws”);
          8. Resolutions of the Board of Directors of the Company adopted on October 22, 2010 and the resolutions of the Negotiating Committee of the Board of Directors adopted on October 26, 2010 (the “Resolutions”);
          9. The Company’s Annual Report on Form 10-K filed with the Commission on February 23, 2010 as amended by Form 10-K/A filed with the Commission on August 19, 2010 (collectively, the “Form 10-K”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”);
          10. The Company’s Quarterly Reports on Form 10-Q (the “Form 10-Qs”) filed with the Commission on May 4, 2010 and August 5, 2010;
          11. The Company’s Current Reports on Form 8-K and Form 8-K/A (the “Form 8-Ks”) filed with the Commission from January 28, 2010 to the date hereof;
          12. The Company’s 2010 Proxy Statement filed with the Commission on March 30, 2010 (together with the Form 10-K, the Form 10-Qs and the Form 8-Ks, the “Exchange Act Reports”);
          13. The minute books of the Company provided to us by one or more officers of the Company;

          14. The contracts of the Company listed on Exhibit A attached to this letter (the “Company Contracts”); and
          15. One or more certificates provided to us by one or more officers of the Company.
          The agreements and documents described in Items 3 through 5 above are referred to herein as the “Transaction Agreements.”
          In rendering the opinions set forth below, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents, that all corporate records of the Company provided to us for review are accurate and complete, and that any reviews and searches of public records obtained by us are accurate and complete. We have further assumed that each of the parties to the Transaction Agreements (other than the Company) and each holder of the Firm Notes is duly qualified to engage in the transactions contemplated by the Transaction Agreements and to hold the Firm Notes; that the Transaction Agreements have been duly authorized, executed, and delivered by, and constitute the valid and binding obligation of, the Initial Purchasers and, in the case of the Indenture only, the Trustee, and is enforceable against the Initial Purchasers and, in the case of the Indenture only, the Trustee, in accordance with their respective terms; that the parties to the Transaction Agreements (other than the Company) and the holders of the Firm Notes have the requisite power and authority to perform their respective obligations under the Transaction Agreements; and that there are no documents, agreements or understandings among or between any parties to the Transaction Agreements and the holders of the Firm Notes or other agreements that would modify the respective rights and obligations of such parties as set forth in the Transaction Agreements or that otherwise would have an effect on the opinions rendered below.
          As to matters of fact material to our opinions, we have relied solely upon our review of the documents referred to in the second paragraph of this letter. We have assumed that the recitals of fact and the representations and warranties of all parties as to factual matters set forth in the documents referred to above are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter.
          For purposes of rendering the opinions set forth in enumerated paragraphs 1 through 11 below, we have considered only Applicable Laws (as defined herein). “Applicable Laws” means those laws, statutes, rules and regulations of the State of California, the Delaware General Corporation Law (the “DGCL”) and the federal laws of the United States of America as presently in effect that, in our experience, are normally applicable to a securities offering of the type contemplated by the Transaction Agreements, other than the Excluded Laws (as defined herein). “Excluded Laws” means any laws, statutes, rules or regulations: (a) of any county, locality or municipality, (b) pertaining to taxes (except to the limited extent set forth in paragraph 9); securities (except to the limited extent set forth in paragraphs 6 and 7 below); labor, employee or management relations; money laundering; privacy; environment; health and safety; trade regulation; franchising; antitrust or unfair competition, (c) relating to choice of law or conflicts of law (except to the limited extent set forth in paragraph 11 below), and/or (d) to which the transactions are or may be subject because of the legal or regulatory status of any person other than the Company or because of any facts pertaining to any such person. We note that if the Transaction Agreements are not valid, binding and enforceable under the laws of New York, the Transaction Agreements may not be enforced by a California court under applicable conflicts-of-law principles. We call your attention to the fact that Excluded Laws may apply to the Transaction Agreements and express no opinion with respect to the effect of Excluded Laws on the opinions set forth herein.
          Although the Transaction Agreements contain choice-of-law provisions specifying that they are governed by the laws of the State of New York, you are aware that we are not admitted to practice in the State of New York and you have asked us to provide you with the opinions set forth below on the assumption (and we have therefore assumed) that the Transaction Agreements are governed by the substantive laws of the State of California (without regard to conflicts-of-law and choice-of-law principles), even though such assumption is or may be contrary to fact. In addition, and without limiting the generality of the foregoing, you have asked us to provide you with this opinion on the assumption that each of the Company Contracts is governed by the substantive laws of the State of California (without regard to conflicts-of-law and choice-of-law principles), even though such assumption is or may be contrary to fact.
          Whenever a statement or opinion herein is qualified by the phrase “known to us,” “to our knowledge,” or any similar phrase, we intend to indicate that no information that gives current actual knowledge of the inaccuracy of such statement or opinion has come to the attention of those attorneys in this law firm who have rendered legal services in connection with the representation of the Company. We have not undertaken or conducted any independent investigation to determine the accuracy of statements or opinions herein qualified as described in the preceding sentence, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of our representation of the Company.
          The opinions set forth below are subject to the following:
          (i) In rendering our opinion in clause (c) of paragraph 2 of this letter, we express no opinion as to financial covenants or similar provisions in the Company Contracts requiring financial calculations or determinations.
          (ii) In rendering our opinion in paragraph 6 of this letter, we have assumed, without investigation, that the Initial Purchasers’ representations in the Agreement are correct.
          (iii) In rendering our opinion in paragraphs 5, 6 and 7 of this letter, we have assumed that as of the date and time of the issuance of any shares of the Company’s Common Stock resulting from a conversion of the Firm Notes pursuant to and as provided in the Firm Notes: (A) all of the Firm Notes being surrendered upon such conversion will at that time be free and clear of any liens and encumbrances; (B) all of the terms and conditions for such conversion set forth in the Firm Notes will have been fully satisfied, waived or discharged; and (C) applicable law, including its interpretation, will remain unchanged from the law in effect as of the date of this letter. Subsequent dispositions, pledges or other transfers of the Firm Notes without registration or qualification under the Securities Act may affect the availability of the exemptions from registration referred to in paragraph 6 of this letter. We have further assumed, in rendering our opinion in paragraphs 5 and 7 of this letter, that sufficient shares of the Company’s Common Stock issuable upon conversion of the Firm Notes pursuant to and as provided in the Firm Notes will remain duly authorized and available for issuance to satisfy the Company’s obligations upon such conversion.
          (iv) In rendering our opinion in paragraph 8 of this letter, we have relied on a certificate executed by one or more officers of the Company as to nature of the Company’s business and investments as of the date hereof, and we have assumed that none of the net proceeds of the offering will be invested in securities other than “Government securities” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
          (v) In rendering our opinion in paragraph 11 of this letter, we have, with your permission, assumed the following factual matters: (a) one or more of the Initial Purchasers has its headquarters office or a principal place of business in the State of New York; (b) the Trustee has a substantial corporate presence in the State of New York; (c) one or more senior executives of the Trustee’s corporate trust business are located in the State of New York; (d) the Trustee has negotiated the provisions of the Indenture with the material assistance of one or more agents of the Trustee located in the State of New York; and (e) one or more agents of the

Trustee located in the State of New York are anticipated to be involved in the performance of the Trustee’s obligations under the Indenture.
          On the basis of the foregoing, and subject to the assumptions, exceptions, limitations and qualifications stated herein, we are of the opinion that:
          1. The execution, delivery and performance of the Transaction Agreements by the Company have been duly authorized by all necessary corporate action on the part of the Company.
          2. The execution, delivery and performance by the Company on the date hereof of its obligations under the Agreement, the Indenture and the Firm Notes do not (a) violate the Charter or the Bylaws, (b) violate any judgment, writ, decree or order of any court listed on Exhibit B hereto to which the Company is named as a party, (c) constitute a breach or default by the Company under the Company Contracts, except where such breach or default would not have a material adverse effect on the Company; or (d) violate any Applicable Law, except any violation that would not have a material adverse effect on the Company, and subject to the exceptions stated in paragraphs 4(i) through 4(xxiii) below.
          3. The statements relating to the terms of the Firm Notes and the Indenture in the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Notes,” insofar as such statements constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects such matters and documents. The Firm Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the validity, binding nature or enforceability of the same may be limited by the exceptions stated in paragraphs 4(i) through 4(xxiii) below.
          4. The Agreement and the Indenture have been duly executed and delivered by the Company. The Indenture constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the validity, binding nature or enforceability of the same may be limited by:
          (i) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court decisions relating to or affecting the rights of creditors;

          (ii) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute;
          (iii) California judicial decisions which have held that certain provisions, including without limitation those providing for the acceleration of indebtedness upon the occurrence of specified events, are unenforceable under circumstances where it cannot be demonstrated that the enforcement of such provisions (a) is reasonably necessary for the protection of the party seeking enforcement, (b) has been undertaken in good faith under the circumstances then existing, and (c) is commercially reasonable;
          (iv) the effect of Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce a contract or limit the application thereof or of any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;
          (v) the unenforceability, under certain circumstances, of provisions that contain prospective waivers of (a) vaguely or broadly stated rights, (b) unknown future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly permits such waiver, (d) unknown future defenses and (e) rights to damages;
          (vi) the unenforceability of provisions prohibiting waivers that are not in writing to the extent that Section 1698 of the California Civil Code (or similar provisions of other applicable laws) permits oral modifications that have been performed;
          (vii) the unenforceability, under certain circumstances, of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy;
          (viii) the potential to vary the terms of the Indenture on the basis of parol evidence;

          (ix) limitations on the enforceability of indemnification, release, contribution, exculpatory or nonliability provisions under federal or state securities laws, under Sections 1542, 1543 and 2772-78 of the California Civil Code, and under any other applicable statute or court decisions, including, without limitation, the effect of California statutes and cases applying such statutes which have denied enforcement of indemnification agreements against the indemnitee’s negligence, wrongdoing or violation of law;
          (x) the effect of Section 1717, et seq. of the California Civil Code and judicial decisions thereunder on provisions which purport to require the award of attorneys’ fees, expenses or costs;
          (xi) the unenforceability, under certain circumstances, of provisions which directly or indirectly purport to effect a jury trial waiver;
          (xii) the unenforceability, under certain circumstances, of arbitration or other alternative dispute resolution provisions;
          (xiii) the unenforceability, under certain circumstances, of provisions which purport to govern forum selection, venue, personal jurisdiction or subject matter jurisdiction;
          (xiv) the unenforceability, under certain circumstances, of provisions which purport to appoint a party as attorney-in-fact or agent for an adverse party;
          (xv) the effect of Section 23301, et seq. of the California Revenue and Taxation Code, which provides that a party to a contract may, under certain circumstances, void the contract if the other party (irrespective of the jurisdiction of organization or domicile of such other party) fails to file any required California tax returns and/or pay any required California franchise or income taxes;
          (xvi) the effect of Section 564 of the California Code of Civil Procedure and other provisions of California law which impose certain restrictions on the enforceability of provisions that provide for the appointment of a receiver;
          (xvii) the unenforceability, under certain circumstances, of provisions which purport to authorize a judicial referee to order injunctive or other provisional or similar extraordinary relief;

          (xviii) the unenforceability of provisions concerning offsets, self-help or summary remedies, to the extent that enforcement of such provisions is determined by a court to be unreasonable under then existing circumstances;
          (xix) the unenforceability, under certain circumstances, of provisions which provide for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, prepayment charges, late charges, additional interest in the event of a default or fees or costs related to such charges;
          (xx) the effect of Sections 3275 and 3302 of the California Civil Code and other provisions of California law which impose limitations on the enforceability of time-is-of-the-essence clauses;
          (xxi) without limiting the generality of subparagraph (v) above, the effect of Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968), and Cathay Bank v. Lee, 14 Cal. App. 4th 1533 (1993) and their progeny, which impose certain limitations upon the effectiveness of waivers;
          (xxii) the unenforceability, under certain circumstances, of provisions of agreements purporting to establish evidentiary standards or to render determinations by any party conclusive; and
          (xxiii) the effect of the restrictions in Article XV of the Constitution of the State of California upon provisions relating to rates of interest on the loan of money.
          5. The shares of Common Stock of the Company that are issuable pursuant to and upon conversion of the Firm Notes as provided in the Indenture and the Firm Notes (the “Shares”) have been duly authorized and reserved in accordance with the Resolutions, assuming such conversion takes place immediately following the closing on the Closing Date. The Shares, when issued and delivered upon conversion of the Firm Notes in accordance with the terms of such Firm Notes and the Indenture, will be validly issued, fully paid and nonassessable. The stockholders of the Company have no preemptive rights under the Charter, the Bylaws or the DGCL.
          6. The sale of the Firm Notes pursuant to the Agreement constitutes a transaction exempt from the registration requirements under Section 5 of the Securities Act and does not require qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

          7. No consent, approval or authorization of, or designation, declaration or filing with, any California or federal governmental authority is required by the Company under any Applicable Law in connection with the execution, delivery and performance by the Company of the Transaction Agreements in accordance with their respective terms other than: (i) those that have already been obtained and are in full force and effect; or (ii) as required by state securities or Blue Sky laws, as to which we express no opinion.
          8. The Company is not, and will not become as a result of the consummation of the transactions contemplated by the Agreement, an “investment company” as defined in the 1940 Act.
          9. The statements in the Time of Sale Memorandum and the Final Memorandum under the caption “Material U.S. Federal Tax Considerations,” insofar as such statements purport to constitute a summary of the consequences to certain holders under the United States federal tax laws referred to therein, are accurate and fairly summarize such consequences in all material respects.
          10. The statements in the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Capital Stock,” insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly summarize the matters referred to therein in all material respects.
          11. Assuming a court of the State of California has jurisdiction, in a proceeding in a court of the State of California for the enforcement of the Indenture, the court should, assuming that Section 18.04 of the Indenture providing for the choice of New York law to govern the Indenture and the Firm Notes is enforceable under the laws of New York, give effect to Section 18.04 of the Indenture, except to the extent that (i) any provision of the Indenture is determined by the court to be contrary to a fundamental policy of the state whose law would apply in the absence of that Section, and (ii) that state has a materially greater interest in the determination of the particular issue than does the state whose law is chosen.
          In connection with the preparation of the Time of Sale Memorandum and the Final Memorandum, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers, including its counsel, at which the contents of the Time of Sale Memorandum and the Final Memorandum were discussed. Although we have not independently verified, are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Memorandum or the Final Memorandum or any amendments or supplements thereto, except as described above in the first sentence of paragraph 3 and in paragraphs 9 and 10, on the basis of the foregoing, nothing has come to our attention that causes us to believe that: (A) the Time of Sale Memorandum (other than financial statements, schedules and notes and other financial information included or incorporated by reference therein or derived therefrom, as to which we express no comment), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) the Final Memorandum (other than financial statements, schedules and notes and other financial information included or incorporated by reference therein or derived therefrom, as to which we express no comment), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          Our opinions pertain only to the Transaction Agreements themselves, and do not encompass, cover or pertain to, or take into account the potential effect on the opinions rendered above of, any agreement attached as a schedule or an exhibit to the Transaction Agreements, referred to in the Transaction Agreements or executed contemporaneously with the Transaction Agreements.
          In rendering our opinions, we have assumed that the parties have acted and will act in accordance with the express terms of the Transaction Agreements and the rights and obligations of the parties thereunder, and we express no opinion with respect to the effect of any party’s failure to so comply or act.
          Notwithstanding anything in this opinion letter to the contrary, the opinions set forth above are given only as of the date hereof. We disclaim any obligation to update any of the opinions rendered herein and express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

          The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this letter. This letter is rendered solely for your benefit in connection with the transactions contemplated by the Transaction Agreements and may not be relied upon by any other party. Copies of this letter may not be circulated or furnished to any other person or entity (except your attorneys and other advisors) and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent.
Very truly yours,
HOWARD RICE NEMEROVSKI CANADY
FALK & RABKIN
A Professional Corporation

By:
Julia Vax

Exhibit A
Company Contracts
     1. Indenture dated as of June 1, 2004, between the Company and Wells Fargo Bank, N.A. as trustee, including therein the form of the Note.
     2. Form of Indemnity Agreement between the Company and each of its directors and executive officers.
     3. Consent to Assignment and Assumption of Lease dated April 22, 1998 between CSM Investors, Inc., IntraNet Integration Group, Inc. and the Company.
     4. Assignment of Lease dated April 21, 1998 between Intranet Integration Group, Inc. and the Company.
     5. Lease Agreement dated January 18, 2000 between Property Reserve, Inc. and the Company.
     6. First Amendment of Lease dated January 31, 2001 to that certain Lease dated April 24, 1996 between CSM Investors, Inc. and the Company (as assignee of Intranet Integration Group, Inc.).
     7. 1998 Stock Option Plan, as amended and superseded by 1998 Equity Incentive Plan.
     8. 1999 Stock Option Plan, formerly known as the 1999 Non-Officer Stock Option Plan, as amended.
     9. 2000 Employee Stock Purchase Plan, as amended, and offering.
     10. Second Amendment of Lease dated April 22, 2002 to that certain Lease dated April 24, 1996 between CSM Investors, Inc. and the Company (as assignee of Intranet Integration Group, Inc.) as amended.
     11. Second Amendment of Lease dated April 28, 2003 to that certain Lease dated January 18, 2000 between Property Reserve Inc. and the Company.
     12. Registration Rights Agreement dated as of June 1, 2004, between the Company and the initial purchasers of Senior Convertible Notes due January 1, 2024.

     13. Second Amended and Restated Symantec Online Store Agreement, between Symantec Corporation, Symantec Limited, the Company. and Digital River Ireland Limited effective April 1, 2006.
     14. 1998 Equity Incentive Plan (formerly known as 1998 Stock Option Plan) effective March 4, 2008.
     15. Amended and Restated Employment Agreement for Joel A. Ronning dated February 28, 2007.
     16. Change of Control and Severance Agreement for Thomas M. Donnelly effective March 4, 2008.
     17. Form of Amendment to Non-Qualified Stock Option Agreement.
     18. Inducement Equity Incentive Plan effective December 15, 2005. .
     19. 2007 Equity Incentive Plan.
     20. Change of Control and Severance Agreement for Kevin L. Crudden dated March 4, 2008.
     21. Microsoft Operations Digital Distribution Agreement, between the Company and Microsoft Corporation effective September 1, 2006.
     22. Direct Reseller Addendum to the Microsoft Operations Digital Distribution Agreement, between the Company and Microsoft Corporation effective September 1, 2006.
     23. Omnibus Amendment to the Microsoft Operations Digital Distribution Agreement, between the Company and Microsoft Corporation effective October 4, 2007.
     24. Amendment to the Microsoft Operations Digital Distribution Agreement, between the Company. and Microsoft Corporation effective December 2, 2008.
     25. Amendment to the Microsoft Operations Digital Distribution Agreement, between the Company and Microsoft Corporation effective September 9, 2009.
     26. Second Omnibus Amendment to the Microsoft Operations Digital Distribution Agreement between the Company and Microsoft Corporation effective August 20, 2010.

EXHIBIT B
OPINION OF KEVIN CRUDDEN, VICE PRESIDENT AND
GENERAL COUNSEL OF THE COMPANY
[Digital River, Inc. Letterhead]
November ___, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
     As Representatives of the Initial Purchasers
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
     Re: Digital River, Inc.
Ladies and Gentlemen:
     I am Vice President and General Counsel of Digital River, Inc., a Delaware corporation (the “Company”).
     This opinion is rendered to you at the request of the Company pursuant to Section 5(d) of the Purchase Agreement dated October 26, 2010 (the “Agreement”), by and among you, as representatives of the several Initial Purchasers named therein, and the Company regarding the offering of up to $300,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2030. Capitalized terms used but not defined herein have the same meanings given them in the Agreement.
     In this connection, I have examined original or copies of the following documents, each of which is dated the date hereof (unless otherwise specified):
          1. The Time of Sale Memorandum for the Firm Notes (as defined below) dated October 26, 2010 (the “Time of Sale Memorandum”);

          2. The Final Memorandum for the Firm Notes dated October [26], 2010 (the “Final Memorandum”);
          3. The Agreement;
          4. The Indenture dated November 1, 2010 between the Company and Wells Fargo Bank, N.A. as trustee (the “Trustee”) (the “Indenture”);
          5. The 2.00% Convertible Senior Notes dated November 1, 2010, issued by the Company in favor of the Initial Purchasers pursuant to the Agreement as of the date hereof (the “Firm Notes”);
          6. The Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on August 14, 1998, as amended by the Certificates of Amendment, filed on September 20, 2000 and May 31, 2006 (the “Charter”);
          7. The Company’s Amended and Restated Bylaws as currently in effect (the “Bylaws”);
          8. The resolutions of the Board of Directors of the Company adopted on October 22, 2010 and the resolutions of the Negotiating Committee of the Board of Directors adopted on October 26, 2010 (the “Resolutions”).
          9. Certificates, each dated as of a recent date, from the Secretaries of State of the States of Delaware, California, Minnesota and Washington as to the good standing of the Company in such states, and a certificate, dated as of a recent date, from the Secretary of State of the State of California as to the good standing of BlueHornet Networks, Inc. in such state (collectively, “Domestic Good Standings”);
          10. Certificates, each dated as of a recent date, from the Register of Companies of the Companies Registration Office of Ireland, as to the status of Digital River Technology Limited and the status of Digital River Ireland Limited in that country, and from Handelsregister B of the Cologne District Office, as to the status of Digital River GmbH in that country (collectively, “Foreign Good Standings”);
          11. The Company’s Annual Report on Form 10-K (the “Form 10-K”) filed with the Commission for the year ended December 31, 2009, as amended on August 19, 2010 pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”);

          12. The Company’s Quarterly Reports on Form 10-Q (the “Form 10-Qs”) filed with the Commission for the quarters ended March 31, 2010 and June 30, 2010;
          13. The Company’s Current Reports on Form 8-K and Form 8-K/A (the “Form 8-Ks”) filed with the Commission from January 28, 2010 to the date hereof;
          14. The Company’s 2010 Proxy Statement filed with the Commission on March 30, 2010 (together with the Form 10-K, the Form 10-Qs, the Form 8-Ks, the “Exchange Act Reports”);
          15. The Company’s Registration Statement on Form 8-A, as filed on July 20, 1998;
          16. The minute books of the Company;
          17. The minute books of each of the Significant Subsidiaries (as defined below);
          18. Such corporate records, certificates and other documents (of which I am aware) and such questions of law as I have considered necessary or appropriate for the purposes of rendering the opinions that follow.
               The agreements and documents described in Items 3 through 5 above are referred to herein as the “Transaction Agreements.”
               The opinions set forth below are subject to the following:
               (i) My opinion in paragraph 1 below is based solely on my review of a certified copy of the Charter and copies of the Bylaws, the minute books of the Company, and the Domestic Good Standings.
               (ii) My opinion in paragraph 2 below is based solely on my review of the Foreign Good Standings, and the minute books of each Significant Subsidiary (as defined below).
               (iii) My opinion in paragraph 5 below is based solely on my personal actual knowledge and the docket or complaint searches in the following jurisdictions and databases: (a) Courtlink (courtlink.lexisnexis.com) for the dockets of the Delaware Court of Chancery; (b) the U.S. Party/Case Index (pacer.uspci.uscourts.gov) for the dockets of civil cases in federal district courts in which the Company is named as a party; and (c) Westlaw (www.westlaw.com) for the dockets of the Minnesota Supreme Court, Court of Appeals, District

Courts, Tax Court and Workers’ Compensation Court of Appeals in which the Company is named as a party.
     In giving the opinions that follow I have relied as to matters of fact without investigation, to the extent I deemed proper, upon certificates from officers of the Company and certain of its affiliates, and one or more certificates, facsimiles, and other documents from, and oral conversations with, public officials. I have assumed without investigation the authenticity of each document submitted to me as an original, the conformity to the originals of each document submitted to me as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the legal capacity of all natural persons.
     Based on and subject to the foregoing, it is my opinion that:
     1. The Company has been duly incorporated, is a validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and conduct its business as described in the Time of Sale Memorandum, and is duly qualified to transact business as a foreign corporation in the states of California, Minnesota and Washington.
     2. Each of BlueHornet Networks, Inc., Digital River GmbH, Digital River Technology Limited and Digital River Ireland Limited (together, the “Significant Subsidaries”) is in good standing (or a foreign country equivalent thereof) under the laws of the jurisdiction of its incorporation; all of the issued shares of capital stock of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumberances, equities or claims.
     3. The shares of Common Stock of the Company outstanding as of the Closing Date have been duly authorized and validly issued, and are fully paid and non assessable.
     4. The statements (a) in “Item 3 — Legal Proceedings” of the Company’s Form 10-K for the year ended December 31, 2009, (b) in “Item 1 — Legal Proceedings” of Part II of the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 and (c) in “Item 8.01 — Other Events” in each current report on Form 8-K included or incorporated by reference in the Time of Sale Memorandum and in the Final Memorandum, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, as of the respective filing dates thereof, fairly summarizesuch legal matters, documents and proceedings in all material respects.

     5. Except as included or incorporated by reference in the Time of Sale Memorandum, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Company’s ability to perform its obligations under the Transaction Agreements or to consummate the transactions contemplated by the Time of Sale Memorandum.
     6. The Exchange Act Reports or portions thereof incorporated by reference in the Time of Sale Memorandum or Final Memorandum comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder; provided, however, that I express no view as to the financial statements, schedules and notes and other financial information included therein or derived therefrom.
     The opinions expressed herein are given as of the date hereof only, and are not given as of any later date. I have not undertaken any factual or legal investigation beyond the date hereof, and I disclaim any obligation to notify you or any other person after the date hereof if any change in fact and/or law should change my opinion with respect to any matters set forth herein.
     I am a member of the bar of the State of Minnesota. I express no opinion as to any laws of any other jurisdiction other than the laws of the State of Delaware and federal laws of the United States to the extent applicable to the scope of the opinions expressed above. Further, I express no opinion regarding choice of law or conflicts of laws.
     This opinion is rendered to you as the Initial Purchasers under the Agreement and may not be relied upon for any other purpose or by any other person without my express written consent.

Very truly yours, Kevin L. Crudden Vice President and General Counsel

EXHIBIT C
OPINION OF DAVIS POLK & WARDWELL LLP
     The opinion of Davis Polk & Wardwell LLP to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:
     A. The Purchase Agreement has been duly authorized, executed and delivered by the Company.
     B. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.
     C. The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
     D. The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
     E. The statements relating to legal matters, documents or proceedings included in (1) the Time of Sale Memorandum and the Final Memorandum under the captions “Description of Securities”, “Description of Capital Stock” and “Transfer Restrictions” and (2) in the Final Memorandum under the caption “Plan of Distribution” in each case fairly summarize in all material respects such matters, documents and proceedings.
     F. Nothing has come to the attention of such counsel to cause such counsel to believe that (i) the Time of Sale Memorandum (except for the financial statements and financial schedules and other financial data, as to which such counsel need not express any belief) as of the date of the Purchase Agreement or as amended or supplemented, if applicable, as of the date such opinion is delivered contained or contains any untrue statement of a material fact or omitted

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or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Final Memorandum (except for the financial statements and financial schedules and other financial and, as to which such counsel need not express any belief) when issued contained, or as of the date such opinion is delivered, contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     With respect to the matters referred to in the paragraph above, Davis Polk & Wardwell LLP may state that their beliefs are based upon their participation in the preparation of the Time of Sale Memorandum and the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.
     G. Based upon the representations, warranties and agreements of the Company in Sections 1(r), 1(s), 1(u), 6(h), 6(i) and 6(l) of the Purchase Agreement and of the Initial Purchasers in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

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EXHIBIT D
[FORM OF LOCK-UP LETTER]
_____________, 20___
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
     As Representatives of the several Initial Purchasers named in Schedule I to the Purchase Agreement referred to below
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
     One Bryant Park
     New York, NY 10036

c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036
Ladies and Gentlemen:
     The undersigned understands that you, as Representatives of the several Initial Purchasers (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Digital River, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the Company to the several Initial Purchasers of approximately $250,000,000 principal amount of Convertible Senior Notes due 2030 (the “Securities”). The Securities will be convertible into shares of common stock, par value $0.01, of the Company (the “Common Stock”).
     To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Initial Purchasers, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities

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Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transactions relating to shares of Common Stock at any time if the number of shares involved in such transactions, together with all shares of Common Stock involved in such transactions by all other officers and directors; of the Company who are subject to a letter similar to this letter does not in the aggregate exceed 400,000 shares of Common Stock of the Company, (c) transfers of shares of Common Stock or any security convertible into Common Stock (i) to the immediate family or trust of the undersigned or (ii) during the lifetime or upon death of the undersigned, by bona fide gift, will or intestacy provided that in the case of any transfer or distribution pursuant to clause (c)(i) or (ii), each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (e) the exercise of any options to acquire shares of Common Stock pursuant to an equity incentive plan of the Company existing as of the date hereof, provided that any shares of Common Stock received upon such exercise will be subject to the provisions and restrictions herein or (f) in the case of any restricted stock or performance shares held by the undersigned that vest or are forfeited during the 90-day restricted period, the disposition of shares of such restricted stock or performance shares to the Company to pay withholding tax obligations incurred by the undersigned upon such vesting (but only to such extent) or to deliver forfeited shares, provided that any required filing under Section 16(a) of the Exchange Act in connection with such disposition clearly indicates such purpose.1 In addition, the undersigned agrees that, without the prior

[1]	The lock-up agreement for Joel Ronning, CEO, will also contain the following carve-out:

“(e) the offer, sale, contract to sell, pledge dispositions or exercises by the undersigned of that certain call option, consisting of the right to purchase Common Stock, obtained by the undersigned on November 9, 2009 and expiring on January 22, 2011.”

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written consent of the Representatives on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This Agreement shall lapse and become null and void if the Offering has not been consummated on or before November 30, 2010.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

Very truly yours,

(Name)

(Address)

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